UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2024 (September 4, 2024)
INTUITIVE MACHINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40823	36-5056189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13467 Columbia Shuttle Street
Houston	TX	77059
(Address of principal executive offices)		(Zip code)

(281)	520-3703
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	LUNR	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A Common stock, each at an exercise price of $11.50 per share	LUNRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2024 the Board of Directors (the “Board”) of Intuitive Machines, Inc. (the “Company”), made the following changes to its leadership team structure.

Effective September 16, 2024, Peter McGrath will transition from his current role of Senior Vice President, Chief Operating Officer into the role of Senior Vice President and Chief Financial Officer and Steven Vontur will transition from serving as our Interim Chief Financial Officer into the role of Chief Accounting Officer.

As part of this appointment, Mr. McGrath’s annual base salary will be increased to $450,000 and he will have the opportunity to earn an annual cash performance bonus, with a target bonus opportunity of 60% of his annual base salary. Mr. McGrath will also continue to be eligible to receive annual equity incentive grants. In connection with Mr. Vontur’s appointment, there was no change in annual base salary, but his target bonus opportunity was increased to 45% of his annual base salary. Mr. Vontur will also continue to be eligible to receive annual equity incentive grants. The Compensation Committee of the Board will determine the actual cash performance bonus earned in each calendar year for Mr. McGrath and Mr. Vontur based on the attainment of the Company and individual performance goals. No equity grants were made in connection with the appointment of Mr. McGrath or Mr. Vontur.

There is no arrangement or understanding between Mr. McGrath or Mr. Vontur and any other persons or entities pursuant to which Mr. McGrath was appointed as the Chief Financial Officer or Mr. Vontur was appointed as Chief Accounting Officer and Controller. There is no family relationship between Mr. McGrath or Mr. Vontur and any member of the Board or any executive officer of the Company, and there are no transactions between the Company and Mr. McGrath or Mr. Vontur that require disclosure under Item 404(a) of Regulation S-K.

Mr. McGrath will report directly to Steve Altemus, Chief Executive Officer and President of the Company and Mr. Vontur will report to Mr. McGrath.

Item 7.01. Regulation FD Disclosure.

On September 9, 2024, the Company issued a press release announcing the foregoing leadership changes. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
99.1	Press Release, dated as of September 9, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2024	INTUITIVE MACHINES, INC.

	By:	/s/ Stephen J. Altemus
Name: Stephen J. Altemus
Title: President and Chief Executive Officer
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